LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

Know

all by these presents, that the undersigned hereby makes, constitutes and appoints each of Wayne A. Pratt, Vincent F. Sollitto, Jr., and James
Ching
Hua Li as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)	prepare, execute,

acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of Syntax-Brillian Corporation, a

Delaware corporation (the "Company"), with the United States Securities and
Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities
Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act"), including completing and executing an Application for EDGAR Access (Form ID);


(2)	seek or
obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to such attorney-in-fact and approves and ratifies any such release of information; and


(3)	perform any and all other acts
which in the discretion of such
attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.


The undersigned
acknowledges that:

(1)	this Limited Power of
Attorney authorizes,
but does not require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)	any documents
prepared
and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)	neither
the
Company nor such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange
Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and


(4)	this Limited Power of Attorney does not
relieve the undersigned from
responsibility for compliance with the
undersigned's obligations under the
Exchange Act, including without
limitation the reporting requirements under
Section 16 of the Exchange
Act.

The undersigned hereby gives and
grants the foregoing
attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of
Attorney.

This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

IN WITNESS WHEREOF, the

undersigned has caused this Limited Power of Attorney to be executed as of this 3rd day of April, 2006.

TAIWAN KOLIN CO. LTD.
By:
/s/Roger Kao

Name: Roger Kao
Title: Vice President of Kolin